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                                                                    EXHIBIT (10)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in this Pre-Effective Amendment No. 1 to the Registration Statement of MONY America Variable Account A on Form N-4 (File No. 333-59717) of our reports dated February 11, 1998 and February 27, 1998 on our audits of the financial statements of MONY America Variable Account A and the statutory financial statements of MONY Life Insurance Company of America, respectively.



     We also consent to the references to our Firm under the caption "Independent Accountants" in the Statement of Additional Information.



                                  PricewaterhouseCoopers LLP



New York, New York


October 7, 1998